NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 5, 2013

THIRD QUARTER 2013 OPERATING RESULTS AND 2014 FFO GUIDANCE ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 5, 2013 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2013. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Revenues	$100,621	$84,391	$289,100	$243,073

Net earnings available to common stockholders	$34,810	$33,253	$96,839	$85,588
Net earnings per common share	$0.29	$0.30	$0.81	$0.79

FFO available to common stockholders	$59,946	$57,044	$168,828	$142,595
FFO per common share	$0.49	$0.52	$1.41	$1.32

Recurring FFO available to common stockholders	$59,465	$47,409	$169,106	$138,578
Recurring FFO per common share	$0.49	$0.43	$1.42	$1.28

AFFO available to common stockholders	$60,898	$51,365	$175,269	$146,582
AFFO per common share	$0.50	$0.47	$1.47	$1.36

•	Portfolio occupancy was 98.1% at September 30, 2013, as compared to 97.9% at December 31, 2012, and 97.9% at September 30, 2012

Investments and Dispositions for the quarter ended September 30, 2013:

•	Investments:

◦	$90.0 million in property investments, including the acquisition of 35 properties with an aggregate 243,000 square feet of gross leasable area

•	Dispositions:

◦	22 properties with net proceeds of $36.0 million producing $811,000 of gains on sales, net of income tax

Investments and Dispositions for the nine months ended September 30, 2013:

•	Investments:

◦	$570.3 million in property investments, including the acquisition of 261 properties with an aggregate 1,468,000 square feet of gross leasable area

•	Dispositions:

◦	31 properties with net proceeds of $52.6 million producing $3,467,000 of gains on sales, net of income tax and noncontrolling interest

Capital transactions for the quarter ended September 30, 2013:

•	Raised $5.2 million in net proceeds from the issuance of 158,280 common shares

•	Settled $223.0 million principal amount of 5.125% convertible senior notes due 2028

Capital transactions for the nine months ended September 30, 2013:

•	Raised $881.7 million of new long term capital at attractive pricing:

◦	Raised $259.8 million in net proceeds from the issuance of 7,591,138 common shares

◦	Raised $277.6 million in net proceeds from the issuance of 5.70% Series E preferred stock

◦	Raised $344.3 million in net proceeds from the issuance of 3.30% senior unsecured notes due 2023

•	Settled $223.0 million principal amount of 5.125% convertible senior notes due 2028

National Retail Properties announced an increase in 2013 FFO guidance from a range of $1.86 to $1.90 to a range of $1.88 to $1.90 per share before any impairment expense. 2013 AFFO is estimated to be $1.96 to $1.98 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.06 to $1.08 per share, plus $0.82 per share of expected real estate depreciation, amortization and impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The Company also announced 2014 FFO guidance of $1.94 to $1.99 per share and estimated 2014 AFFO to be $2.00 to $2.05 per share. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate and impairment charges of $1.08 to $1.13 per share plus $0.86 per share of expected real estate related depreciation and amortization. The guidance is based on current plans, assumptions, and estimates and is subject to the risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "We remain focused on making investments that drive per share accretion allowing us to increase our annual dividend for the 24th consecutive year in the third quarter.  We are on track to produce 8% - 9% of FFO per share growth for 2013 while simultaneously reducing leverage.  Our very strong balance sheet positions us attractively for continued per share growth in 2014. Our capital costs remain among the lowest in the sector and at the lowest levels they have been for most of the past two decades. With 1,850 properties, our portfolio is more than fully diversified and by continuing to focus on traditional real estate metrics we are finding attractive risk-adjusted opportunities."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2013, the company owned 1,850 properties in 47 states with a gross leasable area of approximately 20.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 5, 2013, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter ended September 30, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has earnings from discontinued operations. The company classified the revenues and expenses related to properties which generated revenue and were sold or generated revenue and were held for sale as of September 30, 2013, as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company's reported total revenues and total and per share earnings from continuing operations and an increase in the company's earnings from discontinued operations. However, the company's total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Income Statement Summary

Revenues:
Rental and earned income	$96,573	$80,628	$277,013	$231,003
Real estate expense reimbursement from tenants	3,113	2,658	9,203	8,024
Interest and other income from real estate transactions	341	512	1,095	1,982
Interest income on commercial mortgage residual interests	594	593	1,789	2,064
	100,621	84,391	289,100	243,073

Retail operations:
Revenues	—	—	—	19,008
Operating expenses	—	—	—	(18,543)
Net	—	—	—	465

Operating expenses:
General and administrative	7,534	8,653	25,209	23,282
Real estate	4,420	3,842	12,580	12,376
Depreciation and amortization	25,856	17,242	72,126	53,574
Impairment – commercial mortgage residual interests valuation	16	—	16	2,718
Impairment losses and other charges, net of recoveries	—	3,223	1,972	3,258
	37,826	32,960	111,903	95,208

Other expenses (revenues):
Interest and other income	(722)	(1,194)	(1,433)	(1,913)
Interest expense	19,989	23,039	65,210	62,425
	19,267	21,845	63,777	60,512

Income tax benefit (expense)	(365)	7,438	(363)	7,167
Equity in earnings of unconsolidated affiliate	—	3,769	—	4,074

Earnings from continuing operations	43,163	40,793	113,057	99,059

Earnings (loss) from discontinued operations, net of income tax expense	1,179	(2,803)	2,794	2,231

Earnings including noncontrolling interests	44,342	37,990	115,851	101,290

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	17	27	276	73
Discontinued operations	(7)	(2)	(223)	(10)
	10	25	53	63

Net earnings attributable to NNN	44,352	38,015	115,904	101,353
Series C preferred stock dividends	—	—	—	(1,979)
Series D preferred stock dividends	(4,762)	(4,762)	(14,285)	(10,688)
Series E preferred stock dividends	(4,780)	—	(4,780)	—
Excess of redemption value over carrying value of Series C preferred shares redeemed	—	—	—	(3,098)
Net earnings available to common stockholders	$34,810	$33,253	$96,839	$85,588

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Weighted average common shares outstanding:
Basic	120,288	107,488	117,222	106,140
Diluted	121,230	110,340	119,356	108,092

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.28	$0.33	$0.80	$0.78
Discontinued operations	0.01	(0.02)	0.02	0.02
Net earnings	$0.29	$0.31	$0.82	$0.80

Diluted:
Continuing operations	$0.28	$0.32	$0.79	$0.77
Discontinued operations	0.01	(0.02)	0.02	0.02
Net earnings	$0.29	$0.30	$0.81	$0.79

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$34,810	$33,253	$96,839	$85,588
Real estate depreciation and amortization:
Continuing operations	25,939	18,852	72,100	53,475
Discontinued operations	9	288	112	1,164
Joint venture real estate depreciation	—	23	—	112
Joint venture gain on disposition of real estate	—	(2,341)	—	(2,341)
Gain on disposition of real estate, net of tax and noncontrolling interest	(811)	(1,694)	(3,467)	(4,446)
Impairment losses (recoveries) - real estate	(1)	8,663	3,244	9,043
Total FFO adjustments	25,136	23,791	71,989	57,007
FFO available to common stockholders	$59,946	$57,044	$168,828	$142,595

FFO per share:
Basic	$0.50	$0.53	$1.44	$1.34
Diluted	$0.49	$0.52	$1.41	$1.32

Recurring Funds from Operations Reconciliation:
Net earnings available to common shareholders	$34,810	$33,253	$96,839	$85,588
Total FFO adjustments	25,136	23,791	71,989	57,007
FFO available to common shareholders	59,946	57,044	168,828	142,595

Excess of redemption value over carrying value of preferred share redemption	—	—	—	3,098
Impairment losses and other charges, net of recoveries	16	—	775	2,520
Income tax benefit	—	(7,671)	—	(7,671)
Joint venture disposition fee and promote income	—	(1,964)	—	(1,964)
Notes receivable redemption income	(497)	—	(497)	—
Total Recurring FFO adjustments	(481)	(9,635)	278	(4,017)
Recurring FFO available to common shareholders	$59,465	$47,409	$169,106	$138,578

Recurring FFO per share:
Basic	$0.49	$0.44	$1.44	$1.31
Diluted	$0.49	$0.43	$1.42	$1.28

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common shareholders	$34,810	$33,253	$96,839	$85,588
Total FFO adjustments	25,136	23,791	71,989	57,007
Total Recurring FFO adjustments	(481)	(9,635)	278	(4,017)
Recurring FFO available to common stockholders	59,465	47,409	169,106	138,578

Straight line accrued rent	(346)	(528)	(318)	(1,058)
Net capital lease rent adjustment	420	414	1,230	1,222
Below market rent amortization	(585)	(628)	(1,833)	(1,865)
Stock based compensation expense	1,917	1,988	5,525	5,756
Capitalized interest expense	(470)	(336)	(1,010)	(1,204)
Convertible debt interest expense	—	1,082	2,072	3,189
Joint venture disposition fee and promote income	—	1,964	—	1,964
Notes receivable redemption income	497	—	497	—
Total AFFO adjustments	1,433	3,956	6,163	8,004
AFFO available to common stockholders	$60,898	$51,365	$175,269	$146,582

AFFO per share:
Basic	$0.51	$0.48	$1.50	$1.38
Diluted	$0.50	$0.47	$1.47	$1.36

Other Information:
Percentage rent	$267	$242	$801	$572
Amortization of debt costs	$654	$850	$2,460	$2,506
Scheduled debt principal amortization (excluding maturities)	$270	$252	$795	$931
Non-real estate depreciation expense	$62	$40	$185	$80
Real estate acquisition costs (included in general and administrative expense)	$55	$40	$1,659	$345

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations:  NNN classified the revenues and expenses related to properties which were sold or were held for sale as of September 30, 2013 and generated revenue, as discontinued operations. The following is a summary of the earnings (loss) from discontinued operations.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Rental and earned income	$803	$1,643	$2,037	$5,917
Real estate expense reimbursement from tenants	63	124	231	323
Interest and other income from real estate transactions	1	4	37	38
	867	1,771	2,305	6,278

Expenses:
General and administrative	3	2	218	7
Real estate	219	305	479	846
Depreciation and amortization	148	301	297	1,204
Impairment losses and other charges, net of recoveries	(1)	5,440	2,046	5,785
Interest	136	183	444	552
	505	6,231	3,484	8,394

Gain on disposition of real estate	1,228	1,694	4,402	4,446
Income tax expense	(411)	(37)	(429)	(99)

Earnings (loss) from discontinued operations attributable to NNN	1,179	(2,803)	2,794	2,231
Earnings (loss) attributable to noncontrolling interests	(7)	(2)	(223)	(10)
Earnings (loss) from discontinued operations attributable to NNN	$1,172	$(2,805)	$2,571	$2,221

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2013	December 31, 2012
Balance Sheet Summary

Assets:
Cash and cash equivalents	$6,530	$2,076
Receivables, net of allowance	2,736	3,112
Mortgages, notes and accrued interest receivable	16,693	27,770
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,221,892	3,793,416
Accounted for using the direct financing method	21,523	22,692
Real estate held for sale	16,792	18,699
Commercial mortgage residual interests	14,755	13,096
Accrued rental income, net of allowance	25,411	25,458
Debt costs, net of accumulated amortization	13,535	12,781
Other assets	96,993	68,926
Total assets	$4,436,860	$3,988,026

Liabilities:
Line of credit payable	$—	$174,200
Mortgages payable, including unamortized premium	9,764	10,602
Notes payable - convertible, net of unamortized discount	—	236,500
Notes payable, net of unamortized discount	1,513,884	1,165,662
Accrued interest payable	27,913	17,527
Other liabilities	97,369	85,950
Total liabilities	1,648,930	1,690,441

Stockholders’ equity of NNN	2,786,683	2,296,285
Noncontrolling interests	1,247	1,300
Total equity	2,787,930	2,297,585

Total liabilities and equity	$4,436,860	$3,988,026

Common shares outstanding	121,857	111,555

Gross leasable area, Property Portfolio (square feet)	20,292	19,168

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2013(1)	2012 (2)
1.	Convenience stores	19.9%	21.6%
2.	Restaurants - full service	9.8%	11.3%
3.	Automotive service	7.6%	6.4%
4.	Restaurants - limited service	5.4%	3.5%
5.	Automotive parts	5.1%	5.8%
6.	Theaters	4.4%	4.5%
7.	Banks	4.1%	0.2%
8.	Health and fitness	4.0%	2.8%
9.	Sporting goods	3.7%	4.5%
10.	Wholesale clubs	3.1%	3.6%
11.	Recreational vehicle dealers, parts and accessories	3.1%	2.9%
12.	Drug stores	2.7%	3.2%
13.	Consumer electronics	2.7%	3.2%
14.	Home improvement	2.5%	3.1%
15.	Family entertainment centers	2.2%	2.1%
16.	Travel plazas	2.0%	2.3%
17.	Home furnishings	1.6%	1.5%
18.	Books	1.6%	1.9%
19.	Grocery	1.5%	1.8%
20.	General merchandise	1.5%	1.3%
	Other	11.5%	12.5%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.6%	6.	Virginia	4.6%
2.	Florida	10.6%	7.	Indiana	3.9%
3.	Illinois	5.3%	8.	California	3.6%
4.	Georgia	4.9%	9.	Pennsylvania	3.3%
5.	North Carolina	4.7%	10.	Ohio	3.2%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2013.

(2)	Based on the annualized base rent for all leases in place as of September 30, 2012.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Susser Holdings	86	5.1%
Mister Car Wash	85	5.0%
Pantry	84	4.5%
7-Eleven	68	4.2%
LA Fitness	19	3.9%
SunTrust	121	3.9%
AMC Theatre	15	3.6%
BJ's Wholesale Club	7	3.1%
Camping World	23	3.1%
Best Buy	19	2.7%
Gander Mountain	9	2.3%
Energy Transfer Partners (Sunoco)	38	2.1%
Road Ranger	27	2.1%
Pull-A-Part	20	2.1%
Logan's Roadhouse	30	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2013	0.4%	8	90,000	2019	2.6%	47	785,000
2014	2.3%	37	567,000	2020	3.1%	96	907,000
2015	2.1%	33	614,000	2021	4.6%	99	912,000
2016	1.7%	32	567,000	2022	6.8%	92	1,060,000
2017	3.5%	46	1,009,000	2023	3.3%	53	947,000
2018	8.3%	186	1,956,000	Thereafter	61.3%	1,078	10,314,000

(1)	Based on the annual base rent of $391,340,000, which is the annualized base rent for all leases in place as of September 30, 2013.

(2)	As of September 30, 2013, the weighted average remaining lease term is 12 years.

(3)	Square feet.